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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 25, 2012 relating to the consolidated financial statements and financial statement schedule of Velti plc, and the effectiveness of internal control over financial reporting of Velti plc, included in its Annual Report (Form 20-F) for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
June 13, 2012

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM